Exhibit h (xi) under Form N-1A

                                              Exhibit 10 under Item 601/Reg. S-K





                                   EXHIBIT A
       TO THE FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                            (REVISED AS OF 12/1/07)


FEDERATED MDT SERIES:
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund
Federated MDT Large Cap Growth Fund
FEDERATED MDT LARGE CAP VALUE FUND
Federated MDT Mid Cap Growth Fund
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated MDT Small Cap Value Fund
Federated MDT Tax Aware/All Cap Core Fun
FEDERATED MUNICIPAL SECURITIES INCOME TRUST:
Federated California Municipal Income Fund
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated New York Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund




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